Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of the 21st day of July, 2008, between TransDigm Group Incorporated, a Delaware corporation (the “Company”), and W. Nicholas Howley (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement effective April 25, 2008 (the “Employment Agreement”). Capitalized terms used herein without definition have the meanings given thereto in the Employment Agreement.

WHEREAS, the Company and the Executive seek to amend the Employment Agreement to clarify the option terms set forth on Exhibit A.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A attached to the Employment Agreement is replaced in its entirety with Exhibit A attached hereto.

2. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President, Chief Financial Officer and Secretary

/s/ W. Nicholas Howley
W. NICHOLAS HOWLEY

EXHIBIT A – OPTION AGREEMENT

OUTLINE OF OPTION AGREEMENT TERMS

Options to purchase 800,000 shares

Vesting per terms of the 2008 program

(A) If Executive incurs a termination of employment under any of the circumstances described in Section 5(a)(i) of his Employment Agreement (death), Section 5(a)(ii) of his Employment Agreement (Disability), Section 5(a)(iv) of his Employment Agreement (Resignation for Good Reason) or Section 5(a)(v) of his Employment Agreement (Termination without Cause), or (B) if the Agreement related to this Exhibit A expires or is otherwise not renewed beyond the fifth anniversary of the Effective Date and upon such expiration or nonrenewal or thereafter at any time prior to vesting Executive ceases to be an employee of the Company for any reason other than Cause (as defined in the Employment Agreement notwithstanding its expiration), in each such case vesting will continue after termination of employment as provided below:

Termination Date	Percent of Remaining Options That May Continue to Vest
Prior to 1st anniv of Effective Date	0%

On or after 1st anniv but prior to 2nd anniv of Effective Date	20%

On or after 2nd anniv but prior to 3rd anniv of Effective Date	40%

On or after 3rd anniv but prior to 4th anniv of Effective Date	60%

On or after 4th anniv but prior to 5th anniv of Effective Date	80%

On or after 5th anniv	100%

Percentage of remaining options permitted to vest will be spread ratably over the performance vesting schedule and time vesting schedule.